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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:          George V. Hager, Jr.
                  Executive Vice President & Chief Financial Officer
                  (610) 444-6350



Genesis Chairman Relinquishes CEO Responsibilities to Pursue Industry Advocacy


KENNETT SQUARE, PA -- (May 28, 2002) - The Board of Directors announced today that following discussions with the Board, Michael R. Walker has resigned as Chief Executive Officer of Genesis Health Ventures, Inc. This step allows Mr. Walker to dedicate his full-time efforts to solving the funding issues facing the long-term care industry. For the past four years, he has served both as Genesis Chairman and CEO, as well as Chairman of The Alliance for Quality Nursing Home Care, a professional association formed to lobby for the long-term care industry. Effective immediately, he will concentrate fully on his Alliance responsibilities.

"There is no bigger challenge facing us than the need to secure adequate funding," says Walker. "The remaining Medicare cliff representing a potential reduction of $30 per patient day is only four months away, and this is a critical issue for Genesis and the industry. The Board and I agreed that the best thing I could do was to devote full-time efforts to securing adequate funding for the care of the nation's elders."

The Board also has appointed Board member Robert H. Fish as interim CEO. Fish is a partner of Sonoma-Seacrest, LLC, a California-based healthcare consulting practice specializing in strategy, development and project implementation. For over 25 years he served as a healthcare executive, most recently as President and Chief Executive Officer of St. Joseph Health System and President and Chief Executive Officer of ValleyCare Health System, both located in Northern California.

"Michael Walker is in a unique position to be our industry's most effective champion for this cause," comments Robert Fish. "He has been a leader in the industry not only as founder of Genesis but as the chair of the Alliance since its inception nearly four years ago, and his involvement with the LTC Pharmacy Alliance, which he co-founded two years ago. There is no one who is more knowledgeable or has spent as much time working on these issues in Washington, and this move frees him up to devote his full efforts to the critically important work of the Alliance."
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Mr. Walker will continue as Chairman of Genesis until the end of the year and a search currently is underway for a permanent Chief Executive Officer.

Genesis Health Ventures (GHVI) provides eldercare in the eastern US through a network of Genesis ElderCare skilled nursing and assisted living facilities, plus long term care support services nationwide including pharmacy, medical equipment and supplies, rehabilitation therapy, group purchasing, hospitality, consulting and facility management.

Statements made in this release, and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; changes in pharmacy legislation and payment formulas; the expiration of enactments providing for additional government funding; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third party payors; competition in our business; litigation regarding our NeighborCare pharmacy operations' provision of service to HCR Manor Care; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; and an economic downturn or changes in the laws affecting our business in those markets in which we operate.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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